EX-23.1
                             CONSENT OF ACCOUNTANTS

                             Randy Simpson CPA, P.C.
                            11775 South Nicklaus Road
                               Sandy, Utah 84092
                                 (801) 572-3009


January 30, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  5G Wireless Communications, Inc. - Form S-8

Dear Sir/Madame:

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2001 in 5G Wireless Communications, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2000, and to all references to our firm included in this Registration Statement.

                                         Sincerely,


                                         /s/  Randy Simpson CPA, P.C.
                                         Randy Simpson CPA, P.C.